SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 12, 2015

Date of Report (Date of earliest event reported)

Blue Capital Reinsurance Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-36169	98-1120002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 10, 2015, Mr. Michael Paquette advised Blue Capital Reinsurance Holdings Ltd. (the “Company”) of his resignation as Chief Financial Officer with immediate effect.

(c) Following Mr. Paquette’s resignation, the Company appointed Greg A. Garside as its Chief Financial Officer, effective November 10, 2015. Mr. Garside is to hold the office of Chief Financial Officer of the Company until his resignation or removal.

Mr. Garside is Vice President, Controller of Endurance Specialty Insurance Ltd. (“ESIL”). He joined ESIL in 2002 and has held several financial reporting and controller positions of increasing responsibility. Prior to joining ESIL, Mr. Garside worked at LaSalle Re Ltd. as Assistant Controller and in the insurance audit practice at KPMG in Bermuda. Previously, he was a trainee accountant at Moore Stephens Chartered Accountants in London. Mr. Garside is a member of the Institute of Chartered Accountants in England and Wales. He is 43 years old.

Mr. Garside will not receive any compensation directly from the Company for his services as Chief Financial Officer. Rather, Mr. Garside’s services will be indirectly charged to the Company by an affiliate of ESIL under the Administrative Services Agreement between the Company and such affiliate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 12, 2015

By:	/s/ John V. Del Col
Name:	John V. Del Col
Title:	Secretary

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